Exhibit 99.2

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Introduction

On March 30, 2023, NGL Energy Partners LP (“we,” “us,” “our” or “the Partnership”) sold its marine assets to two third-parties for total consideration of $111.65 million in cash less estimated expenses of approximately $7.5 million. The marine assets previously comprised a portion of the Partnership’s Crude Oil Logistics segment.

The following sets forth the unaudited pro forma condensed consolidated balance sheet of the Partnership as of December 31, 2022 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended December 31, 2022 and the year ended March 31, 2022. The unaudited pro forma condensed consolidated balance sheet gives pro forma effect only for the sale of the marine assets as if it had occurred on December 31, 2022. The unaudited pro forma condensed consolidated statement of operations give pro forma effect for the sale of the marine assets as if it had occurred on April 1, 2021.

These unaudited pro forma condensed consolidated financial statements have been derived from the Partnership’s historical consolidated financial statements, which are included in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2022 and its Annual Report on Form 10-K for the year ended March 31, 2022. These unaudited condensed consolidated financial statements should be read in conjunction with the Partnership’s historical financial statements and related notes thereto.

The following unaudited pro forma condensed consolidated financial statements are based on certain assumptions and do not purport to be indicative of the results that actually would have been achieved if the transactions described above had occurred on the dates indicated. Moreover, the accompanying unaudited pro forma condensed consolidated financial statements do not project the Partnership’s results of operations for any future date or period.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2022
(in Thousands)

	Historical NGL Energy Partners LP (As Reported)	Transaction Accounting Adjustments		Pro Forma NGL Energy Partners LP
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,534	$111,650	(A)	$68,944
		(7,518)	(A)
		(39,722)	(B)
Accounts receivable-trade, net	1,129,294	—		1,129,294
Accounts receivable-affiliates	10,257	—		10,257
Inventories	238,073	—		238,073
Prepaid expenses and other current assets	135,980	—		135,980
Total current assets	1,518,138	64,410		1,582,548
PROPERTY, PLANT AND EQUIPMENT, net	2,400,508	(81,188)	(C)	2,319,320
GOODWILL	744,439	(30,996)	(C)	713,443
INTANGIBLE ASSETS, net	1,078,631	—		1,078,631
INVESTMENTS IN UNCONSOLIDATED ENTITIES	22,769	—		22,769
OPERATING LEASE RIGHT-OF-USE ASSETS	85,576	—		85,576
OTHER NONCURRENT ASSETS	64,030	(130)	(C)	63,900
Total assets	$5,914,091	$(47,904)		$5,866,187
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$952,506	$—		$952,506
Accounts payable-affiliates	65	—		65
Accrued expenses and other payables	174,400	—		174,400
Advance payments received from customers	20,957	—		20,957
Current maturities of long-term debt	303,788	(2,536)	(B)	301,252
Operating lease obligations	32,883	—		32,883
Total current liabilities	1,484,599	(2,536)		1,482,063
LONG-TERM DEBT, net of debt issuance costs and current maturities	2,921,174	(37,186)	(B)	2,883,988
OPERATING LEASE OBLIGATIONS	53,518	—		53,518
OTHER NONCURRENT LIABILITIES	103,378	—		103,378
COMMITMENTS AND CONTINGENCIES

CLASS D PREFERRED UNITS	551,097	—		551,097

EQUITY:
General partner, representing a 0.1% interest	(52,484)	(8)	(D)	(52,492)
Limited partners, representing a 99.9% interest	488,221	(8,174)	(D)	480,047
Class B preferred limited partners	305,468	—		305,468
Class C preferred limited partners	42,891	—		42,891
Accumulated other comprehensive loss	(439)	—		(439)
Noncontrolling interests	16,668	—		16,668
Total equity	800,325	(8,182)		792,143
Total liabilities and equity	$5,914,091	$(47,904)		$5,866,187

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the nine months ended December 31, 2022
(in Thousands, except unit and per unit amounts)

	Historical NGL Energy Partners LP (As Reported)	Transaction Accounting Adjustments		Pro Forma NGL Energy Partners LP

REVENUES	$6,646,070	$(25,362)	(E)	$6,620,708

COST OF SALES	5,879,499	(15,514)	(E)	5,863,985

OPERATING COSTS AND EXPENSES:
Operating	237,371	(5,956)	(E)	231,415
General and administrative	50,601	—		50,601
Depreciation and amortization	204,105	(5,562)	(E)	198,543
Loss on disposal or impairment of assets, net	15,791	—		15,791
Operating Income	258,703	1,670		260,373

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated entities	3,094	—		3,094
Interest expense	(211,528)	2,644	(E)	(208,884)
Gain on early extinguishment of liabilities, net	6,808	—		6,808
Other income, net	28,731	—		28,731
Income Before Income Taxes	85,808	4,314		90,122

INCOME TAX EXPENSE	(113)	—		(113)
Net Income	85,695	4,314		90,009
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(790)	—		(790)
NET INCOME ATTRIBUTABLE TO NGL ENERGY PARTNERS LP	84,905	4,314		89,219
LESS: DISTRIBUTIONS TO PREFERRED UNITHOLDERS	(90,482)	—		(90,482)
LESS: NET LOSS ALLOCATED TO GENERAL PARTNER	6	(5)	(F)	1
NET LOSS ALLOCATED TO COMMON UNITHOLDERS	$(5,571)	$4,309		$(1,262)
BASIC AND DILUTED LOSS PER COMMON UNIT	$(0.04)			$(0.01)
BASIC AND DILUTED WEIGHTED AVERAGE COMMON UNITS OUTSTANDING	130,802,920			130,802,920

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended March 31, 2022
(in Thousands, except unit and per unit amounts)

	Historical NGL Energy Partners LP (As Reported)	Transaction Accounting Adjustments		Pro Forma NGL Energy Partners LP

REVENUES	$7,947,915	$(22,712)	(E)	$7,925,203

COST OF SALES	7,139,312	(16,059)	(E)	7,123,253

OPERATING COSTS AND EXPENSES:
Operating	285,535	(7,174)	(E)	278,361
General and administrative	63,546	—		63,546
Depreciation and amortization	288,720	(7,690)	(E)	281,030
Loss on disposal or impairment of assets, net	94,254	6	(E)	94,260
Revaluation of liabilities	(6,495)	—		(6,495)
Operating Income	83,043	8,205		91,248

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated entities	1,400	—		1,400
Interest expense	(271,640)	3,711	(E)	(267,929)
Gain on early extinguishment of liabilities, net	1,813	—		1,813
Other income, net	2,254	(154)	(E)	2,100
Loss Before Income Taxes	(183,130)	11,762		(171,368)

INCOME TAX EXPENSE	(971)	—		(971)
Net Loss	(184,101)	11,762		(172,339)
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(655)	—		(655)
NET LOSS ATTRIBUTABLE TO NGL ENERGY PARTNERS LP	(184,756)	11,762		(172,994)
LESS: DISTRIBUTIONS TO PREFERRED UNITHOLDERS	(104,163)	—		(104,163)
LESS: NET LOSS ALLOCATED TO GENERAL PARTNER	289	(12)	(F)	277
NET LOSS ALLOCATED TO COMMON UNITHOLDERS	$(288,630)	$11,750		$(276,880)
BASIC AND DILUTED LOSS PER COMMON UNIT	$(2.22)			$(2.13)
BASIC AND DILUTED WEIGHTED AVERAGE COMMON UNITS OUTSTANDING	129,840,234			129,840,234

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 - Basis of Presentation

See “Introduction” for more information regarding the basis of presentation for these unaudited pro forma condensed consolidated financial statements.

Note 2 - Transaction Accounting Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the impact of the following transaction accounting adjustments:

A.Represents the net cash proceeds received at closing from the sale of the marine assets for total consideration of $111.65 million, less estimated expenses of approximately $7.5 million.
B.Prior to the closing of the transaction, we had an equipment loan which was secured by certain of our barges and towboats. Upon closing of the transaction, we paid off the equipment loan.
C.Represents the removal of the marine assets and liabilities from the balance sheet.
D.Represents the pro forma non-recurring loss on the sale that would have been recorded if the Partnership had completed the sale of the marine assets on December 31, 2022.
E.Represents the pro forma effect of eliminating the results of operations of the marine assets for the nine months ended December 31, 2022 and the year ended March 31, 2022 from the presentation of net income (loss).
F.Represents our general partner’s interest in the transaction accounting adjustments related to the sale of the marine assets for the nine months ended December 31, 2022 and the year ended March 31, 2022.

Note 3 - Earnings per Unit

Basic earnings per unit is computed by dividing the net income (loss) by the weighted average number of units outstanding during a period. To determine net income (loss) allocated to each class of ownership, the Partnership first allocates net income (loss) in accordance with the amount of distributions made for the quarter by each class of units, if any. The remaining net income is allocated to each class of units in proportion to the weighted average number of units of such class outstanding for a period, as compared to the weighted average number of units outstanding for all classes for the period, with the exception of net losses. Net losses are allocated only to the common units.